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                                                                   EXHIBIT 23(e)

                     CONSENT OF US BANKING ALLIANCE, INC.

        We consent to the use in this Registration Statement of BB&T Corporation on Form S-4 of our opinion related to First Banking Company of Southeast Georgia included in the prospectus to such Registration Statement at Appendix B and to the reference to our firm in the prospectus under the captions "Summary" and "The Merger--Opinion of Financial Advisor to First Banking Company of Southeast Georgia."

                                    /s/ US BANKING ALLIANCE, INC.

Atlanta, Georgia
April 28, 2000